EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

OF PERIODIC REPORT PURSUANT TO RULE 13a-15(e) or RULE 15d-15(e)

I, Robert H. Young, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Wesbanco, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 5, 2021	/s/ Robert H. Young
Robert H. Young
Senior Executive Vice President and Chief Financial Officer